THIS NOTE HAS BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH SUCH REQUIREMENTS OR A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE LENDER THAT SUCH TRANSFER WILL NOT RESULT IN ANY VIOLATION OF SUCH LAWS OR AFFECT THE LEGALITY OF ITS ISSUANCE.

                      AMENDED AND RESTATED PROMISSORY NOTE

US $15,100,000                                                      May 31, 2000


      FOR VALUE RECEIVED, the undersigned, SeraNova, Inc. (the "Obligor"), a New Jersey corporation, having its principal office at 499 Thornall Street, Edison, New Jersey 08837, hereby promises to pay to the order of Intelligroup, Inc. (the "Holder"), a New Jersey corporation, at the office of the Holder at 499 Thornall Street, Edison, New Jersey 08837 or at such other location as the Holder may designate from time to time, the principal amount of fifteen million one hundred thousand dollars ($15,100,000). The Obligor also promises to pay to the order of the Holder simple interest on the principal amount hereof at a rate per annum equal to one half of one percent (1/2%) above the Prime Rate as reported in the Wall Street Journal on the date of this Note, which interest shall be payable at such time as set forth hereunder. Interest shall be calculated on the basis of a year of 365 days and for the number of days actually elapsed. Any amounts of interest and principal not paid when due shall bear interest at the maximum rate of interest allowed by applicable law. The payments of principal and interest hereunder shall be made in coin or currency of the United States of America which at the time of payment shall be legal tender therein for the payment of public and private debts.

      This Note shall be subject to the following additional terms and conditions:

        1.  Payments.  Unless prepaid in full pursuant to Section 2 or Section 7
            --------
            hereof, all unpaid principal shall be due and payable in full on July 31, 2001 (the "Maturity Date"). In the event that any payment to be made hereunder shall be or become due on a Saturday, Sunday or any other day which is a legal bank holiday under the laws of the State of New Jersey, such payment shall be or become due on the next succeeding business day.

        2.  Optional Prepayment. The Obligor shall have the right at any time to
            -------------------
            prepay the principal hereof in whole or in part, without premium or penalty, prior to the Maturity Date, provided that interest on the principal hereof to be so prepaid, accrued to the date of such prepayment, shall be paid concurrently therewith. Amounts prepaid under the terms of this Note shall be applied in the discretion of the Holder.

        3.  Mandatory Prepayment; Application of Proceeds From Financing.
            ------------------------------------------------------------
            Notwithstanding any provision herein to the contrary, the Obligor shall make a mandatory prepayment of principal in the amount of three million dollars ($3,000,000) on or before September 30, 2000. Further, in the event that the Obligor consummates any debt or equity financing (excluding its proposed credit facility with Fleet Credit Corporation), the Obligor shall first apply the proceeds therefrom to make a mandatory prepayment of the balance due under this Note in accordance with the schedule set forth below until the balance of principal and accrued interest due under this Note is paid in full. The following schedule of mandatory prepayments shall be based on the cumulative gross proceeds resulting from any one or more debt or equity financings by the Obligor:

                a) up to $2,000,000, no mandatory prepayment shall be made from Obligor to Holder;

                b)  from  $2,000,000.01  to  $10,000,000,  Obligor  shall make a mandatory prepayment equal to 50% of the net proceeds in excess of $2,000,000;

                c)  from  $10,000,000.01  to  $15,000,000,  Obligor shall make a mandatory prepayment equal to 75% of the net proceeds in excess of $10,000,000; and

                d)  in excess of  $15,000,000,  Obligor  shall make a  mandatory
                    prepayment   of  all  of  the  net  proceeds  in  excess  of
                    $15,000,000.

            Notwithstanding the above, in the event that the Obligor consummates a single debt or equity financing of at least $20,000,000, the Obligor shall make a mandatory prepayment of the entire balance due under this Note. Amounts prepaid under the terms of this Note shall be applied in the discretion of the Holder. Nothing herein shall be construed to waive the Obligor's obligation to repay all amounts outstanding hereunder on the Maturity Date.

        4.  No Waiver.   No failure or  delay by the  Holder in  exercising  any
            ---------
            right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Obligor and the Holder shall operate as a waiver of any rights by the Holder.

        5.  Waiver of  Presentment  and Notice of Dishonor.  The Obligor and all
            ----------------------------------------------
            endorsers, guarantors and other parties that may be liable under this Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

        6.  Place  of  Payment.  All payments  of principal of this Note and the
            ------------------
            interest due thereon shall be made at such place as the Holder may from time to time designate in writing to the Obligor.

        7.  Events of Default.  The entire unpaid  principal amount of this Note
            -----------------
            and the interest due thereon shall, at the option of the Holder exercised by written notice to the Obligor, forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice,  that is to say:

              a) if default shall be made in the due and punctual payment of the principal of this Note and the interest due thereon when and as the same shall become due and payable, whether at maturity, or by acceleration or otherwise, and such default shall have continued for a period of five days;

              b) if default shall be made in the due and punctual payment of any amount due from the Obligor to the Holder pursuant to any of the following inter-company agreements: (i) Tax Sharing Agreement, (ii) Space Sharing Agreement, and (iii) Services Agreement, each of which is dated as of January 1, 2000, and such default shall have continued for a period of ten days;

              c)  if the Obligor shall:

                  (i)   admit  in  writing  its  inability  to  pay  its   debts
                        generally as they become due;

                  (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

                  (iii) make an assignment for the benefit of creditors;

                  (iv) consent to the appointment of a receiver of the whole or any substantial part of his property;

                  (v) on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or

                  (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

              d) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Obligor, a receiver of the whole or any substantial part of Obligor's property, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof; or

              e) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Obligor's property and such custody or control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control.

        8.  Remedies. In case any one or more of the Events of Default specified
            --------
            in Section 7 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Holder.

        9.  Expenses.  Obligor  shall pay  Holder any  reasonable  out-of-pocket
            --------
            expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting Obligor) taken to protect, enforce, determine or assert any right or remedy under this Note.

        10. Severability.  In the event  that one or more of the  provisions  of
            ------------
            this  Note  shall  for  any  reason  be  held  invalid,  illegal  or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        11. Governing Law.  This  Note and  the  rights and  obligations of  the
            -------------
            Obligor and the Holder shall be governed by and construed in accordance with the laws of the State of New Jersey.



                                    ********

      IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered on the date first written above.

                                       SERANOVA, INC.


                                       By:  /s/ Rajkumar Koneru
                                          ------------------------------------
                                          Name:  Rajkumar Koneru
                                          Title: Chairman, President and
                                                 Chief Executive Officer

AGREED TO BY:


/s/ Nicholas Visco
------------------------------
Holder:  Intelligroup, Inc.
         Nicholas Visco
         VP Finance & CFO